 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2020
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 5.07 - Submission of Matters to a Vote of Security Holders

Evolus, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 1, 2020. At the Annual Meeting, the stockholders of the Company voted on two proposals described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 17, 2020 and supplemented on April 21, 2020. The results for each matter voted on by the stockholders at the Annual Meeting were as follows:

Proposal 1: The stockholders of the Company elected Simone Blank as the Class II Director for a three-year term ending at the Annual Meeting of Stockholders to be held in 2023 and until her successor has been duly elected and qualified, or until her earlier death, resignation or removal. The results of the stockholders’ vote with respect to the election of the Class II Director were as follows:

Nominee	Term Expiring	For	Withhold	Broker Non-Votes
Simone Blank	2023	15,615,708	1,386,150	11,423,351

Proposal 2: The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The results of the stockholders’ vote with respect to such ratification were as follows:

For	Against	Abstain
28,294,439	95,942	34,828

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: May 4, 2019	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer